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                                                                    EXHIBIT 24
                               POWER OF ATTORNEY


                              KNOW ALL MEN BY THESE PRESENTS that each person
whose signature appears below constitutes and appoints William W. Sherertz and Michael D. Mulholland, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all such person's capacities with Barrett Business Services, Inc., a Maryland corporation (the "Corporation"), to sign a registration statement on Form S-3 relating to up to 41,142 outstanding shares of the common stock, par value $.01 per share, of the Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

                              IN WITNESS WHEREOF, this power of attorney has
been executed by the undersigned as of this 24th day of August, 1995.

                              SignatureTitle
                              --------------


s/ William W. Sherertz        President and Chief Executive
William W. Sherertz             Officer and Director
                                (Principal Executive Officer)

s/ Michael D. Mulholland      Vice President-Finance
Michael D. Mulholland           (Principal Financial Officer)

s/ James D. Miller            Controller (Principal
James D. Miller                 Accounting Officer)

s/ Robert R. Ames                   Director
Robert R. Ames

s/ Jeffrey L. Beaudoin        Director
Jeffrey L. Beaudoin

s/ Stephen A. Gregg           Director
Stephen A. Gregg

s/Anthony Meeker              Director
Anthony Meeker

s/ Stanley G. Renecker        Director
Stanley G. Renecker